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                                    EXHIBIT 7

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

Legal Title of Bank:     Bank One Trust Company, N.A.     Call Date: 12/31/00     State #: 391581    FFIEC 032
Address:                 100 Broad Street                 Vendor ID: D            Cert #: 21377      Page RC-1
City, State  Zip:        Columbus, OH 43271               Transit #: 04400003
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

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
                                                                                           Dollar Amounts in thousands  C300
                                                                                                                       ------
                                                                                           RCON     BIL MIL THOU
                                                                                           ----     ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)....................           0081        64,969            1.a
    b. Interest-bearing balances(2).............................................           0071             0            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................           1754             0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............           1773         4,286            2.b
3.  Federal funds sold and securities purchased under agreements to resell......           1350     1,056,754            3.
4.  Loans and lease financing receivables:                                                 RCON
                                                                                           ----
    a. Loans and leases, net of unearned income (from Schedule RC-C)............           2122       346,052            4.a
    b. LESS: Allowance for loan and lease losses................................           3123           372            4.b
    c. LESS: Allocated transfer risk reserve....................................           3128             0            4.c

                                                                                           RCON
    d. Loans and leases, net of unearned income, allowance, and                            ----
       reserve (item 4.a minus 4.b and 4.c).....................................           2125       345,680            4.d
5.  Trading assets (from Schedule RD-D).........................................           3545             0            5.
6.  Premises and fixed assets (including capitalized leases)....................           2145        21,835            6.
7.  Other real estate owned (from Schedule RC-M)................................           2150             0            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................           2130             0            8.
9.  Customers' liability to this bank on acceptances outstanding................           2155             0            9.
10. Intangible assets (from Schedule RC-M)......................................           2143        13,697           10.
11. Other assets (from Schedule RC-F)...........................................           2160       131,390           11.
12. Total assets (sum of items 1 through 11)....................................           2170     1,638,611           12.
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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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

Legal Title of Bank:     Bank One Trust Company, N.A.     Call Date: 12/31/00     State #: 391581    FFIEC 032
Address:                 100 East Broad Street            Vendor ID: D            Cert #" 21377      Page RC-2
City, State Zip:         Columbus, OH 43271               Transit #: 04400003
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SCHEDULE RC-CONTINUED

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
                                                                                            DOLLAR AMOUNTS IN
                                                                                                THOUSANDS
                                                                                                ---------

LIABILITIES
13. Deposits:                                                                              RCON
    a. In domestic offices (sum of totals of columns A and C                               ----
       from Schedule RC-E, part 1)..............................................           2200     1,410,826           13.a
       (1) Noninterest-bearing(1)...............................................           6631       830,363           13.a1
       (2) Interest-bearing.....................................................           6636       580,463           13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).......................................
       (1) Noninterest bearing..................................................
       (2) Interest-bearing.....................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                         RCFD 2800        0           14
15. a. Demand notes issued to the U.S. Treasury.................................           RCON 2840        0           15.a
    b. Trading Liabilities(from Sechedule RC-D).................................           RCFD 3548        0           15.b
                                                                                           RCON
16. Other borrowed money:                                                                  ----
    a. With original maturity of one year or less...............................           2332             0           16.a
    b. With original  maturity of more than one year............................           A547             0           16.b
    c.  With original maturity of more than three years.........................           A548             0           16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.....................           2920             0           18.
19. Subordinated notes and debentures...........................................           3200             0           19.
20. Other liabilities (from Schedule RC-G)......................................           2930        75,186           20.
21. Total liabilities (sum of items 13 through 20)..............................           2948     1,486,012           21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................           3838             0           23.
24. Common stock................................................................           3230           800           24.
25. Surplus (exclude all surplus related to preferred stock)....................           3839        45,157           25.
26. a. Undivided profits and capital reserves...................................           3632       106,620           26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities...............................................................           8434            22           26.b
    c. Accumulated net gains (losses) on cash flow hedges.......................           4336             0           26.c
27. Cumulative foreign currency translation adjustments.........................
28. Total equity capital (sum of items 23 through 27)...........................           3210       152,599           28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).......................................           3300     1,638,611           29.
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Memorandum
To be reported only with the March Report of Condition.

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
1.  Indicate in the box at the right the number of the statement below that best          ------------------
    describes the most comprehensive level of auditing work performed for the              N/A       Number
    bank by independent external auditors as of any date during 1996.......RCFD 6724......           M.1.
                                                                                          ------------------
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1 = Independent audit of                 4. = Directors'
    the bank conducted in                     examination of the bank
    accordance with generally                 performed by other external
    accepted auditing standards               auditors (may be required
    by a certified public                     by state chartering authority)
    accounting firm which submits         5 = Review of the bank's
    a report on the bank                      financial statements by
2 = Independent audit of                      external auditors
    the bank's parent holding             6 = Compilation of the
    company conducted in                      bank's financial
    accordance with generally                 statements by external
    accepted auditing                         auditors
    standards by a certified              7 = Other audit procedures
    public accounting firm                    (excluding tax preparation
    which submits a report on                 work)
    the consolidated holding              8 = No external audit work
    company (but not on the
    bank separately)
3 = Directors' examination
    of the bank conducted in
    accordance with generally
    accepted auditing
    standards by a certified
    public accounting firm
    (may be required by state
    chartering authority)

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.